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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): December 7, 2000



                             MANUGISTICS GROUP, INC.
               (Exact name of issuer as specified in its charter)



Delaware                                  0-22154              52-1469385
(STATE OR OTHER JURISDICTION OF           (COMMISSION          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)           FILE NUMBER)         IDENTIFICATION NUMBER)
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                           2115 East Jefferson Street
                            Rockville, Maryland 20852
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


                                 (301) 984-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS.

       On December 7, 2000, Manugistics Group, Inc. (the "Company") issued a press release announcing that on November 29, 2000, it filed a lawsuit against VirtualFund.com, Inc. in the U.S. District Court, District of Maryland, alleging that VirtualFund.com is in anticipatory breach of its obligations under a software license agreement among the Company and VirtualFund, Inc. and VirtualFund, Inc.'s affiliates entered into in November 2000. The Company is seeking at least $4.5 million in damages.

       The press release also stated that the Company will report revenue and earnings before non-cash stock compensation expense consistent with or exceeding consensus estimates, as reported by First Call, and as provided by the Company in its prior guidance.

       A copy of the press release appears as Exhibit 99 to this Report and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)    The following is filed as an Exhibit to this Report:

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
Exhibit Number      Description
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
      99            Press Release dated December 7, 2000.
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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 7th day of December, 2000.


                                        MANUGISTICS GROUP, INC.


                                        By: /s/ Timothy T. Smith
                                           -----------------------------------
                                           Timothy T. Smith
                                           Senior Vice President and
                                           General Counsel


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                                  EXHIBIT INDEX


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
Exhibit Number         Description
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
      99               Press Release dated December 7, 2000.
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